                                           Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                        STORAGE TECHNOLOGY CORPORATION

              (Exact name of issuer as specified in its charter)

            DELAWARE                                                84-0593263
-------------------------------                 ----------------------------
--------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

2270 SOUTH 88TH STREET, LOUISVILLE, COLORADO                        80028-4309

(Address of Principal Executive Offices)                            (Zip Code)

                       STORAGE TECHNOLOGY CORPORATION
           AMENDED AND RESTATED 1987 EMPLOYEE STOCK PURCHASE PLAN
             ------------------------------------------------------
                           (Full title of the Plan)

                          LIZBETH J. STENMARK, ESQ.
                                SENIOR COUNSEL
                        STORAGE TECHNOLOGY CORPORATION
                            2270 SOUTH 88TH STREET
                        LOUISVILLE, COLORADO  80028-4309
                      ---------------------------------------
                   (Name and address of agent for service)

                                  (303) 673-7919
                              ---------------------
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

                       CALCULATION OF REGISTRATION FEE

Title of                              Proposed Maximum   Proposed Maximum     Amount of
Securities to      Amount to          Offering Price     Aggregate            Registration
be Registered(1)   be Registered(2)   Per Share (3)      Offering Price(1)    Fee
------------------------------------------------------------------------------------------
Common stock
$.10 par value     1,400,000(1)       $87.6875           $104,348,125.00      $30,782.70



(1) Includes preferred stock purchase rights issued in connection therewith. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Represent additional securities reserved for issuance pursuant to the above-referenced plan (the "Plan"). The additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Storage Technology Corporation, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalization, are also being registered.

(3) Determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on (i) the average of the high and low prices of the Common Stock reported on the New York Stock Exchange composite tape on May 26, 1998 and (ii) the Plan's provision that Common Stock purchased under the Plan may be purchased at 85% of the market value.

PAGE

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with General Instructions to Form S-8, the contents of the following registration statements filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference and made a part hereof:

1.Registration Statement on Form S-8, File No. 2-80183, filed on August 7,
  1987.

2.Registration Statement on Form S-8, File No. 33-32243, filed on March 22,
  1989.

3.Registration Statement on Form S-8, File No. 33-42818, filed on September
  18, 1991.

4.Registration Statement on Form S-8, File No. 333-08116 filed on September
  8, 1994.

5.Registration Statement on Form S-8, File No. 333-08495, filed on July 19,
  1996.

PAGE

ITEM 8.  EXHIBITS

       4.1 (1) Storage Technology Corporation Amended and Restated 1987 Employee Stock Purchase Plan

       5.1      Opinion of Counsel

       23.1     Consent of Price Waterhouse LLP

       23.2 Consent of Counsel is included in Exhibit 5.1 to this Registration Statement

       24.1     Power of Attorney is included in page 4 of this Registration
                Statement

(1) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed on May 8, 1998.

PAGE

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Colorado, on the 29th day of May 1998.

                                   STORAGE TECHNOLOGY CORPORATION


                                   By  /s/David E. Weiss
                                      --------------------------------
                                          David E. Weiss
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, David E. Weiss, David E. Lacey and Lizbeth J. Stenmark, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



   /s/David E. Weiss    Chairman of the Board (Director)         May 29, 1998
   -----------------    President and Chief Executive Officer
   David E. Weiss       (Principal Executive Officer)


   /s/David E. Lacey    Executive Vice President and             May 29, 1998
   -----------------    Chief Financial Officer
   David E. Lacey       (Principal Financial Officer)


  /s/Thomas G. Arnold   Vice President and Corporate             May 29, 1998
  ------------------    Controller
   Thomas G. Arnold     (Principal Accounting Officer)

PAGE

 /s/William L. Armstrong              Director                   May 29, 1998
-----------------------
 William L. Armstrong


 /s/J. Harold Chandler                Director                   May 29, 1998
 ----------------------
 J. Harold Chandler


 /s/William R. Hoover                 Director                   May 29, 1998
-----------------------
 William R. Hoover


 /s/Stephen J. Keane                  Director                   May 29, 1998
-----------------------
 Stephen J. Keane


 /s/William T. Kerr                   Director                   May 29, 1998
-----------------------
 William T. Kerr


 /s/Robert E. La Blanc                Director                   May 29, 1998
-----------------------
 Robert E. La Blanc


 /s/Robert E. La Blanc                Director                   May 29, 1998
-----------------------
 Robert E. La Blanc


 /s/Harrison Shull                    Director                   May 29, 1998
-----------------------
 Harrison Shull


 /s/Richard C. Steadman               Director                   May 29, 1998
-----------------------
 Richard C. Steadman

PAGE

                                EXHIBIT INDEX


                                                            Sequential
Exhibit                        Description                  Page Number
-------                        -----------                  -----------


5.1          Opinion of Counsel                                      7

23.1         Consent of Price Waterhouse LLP                         8

23.3         Consent of Counsel is included in
             Exhibit 5.1 to this Registration Statement

24.1         Power of Attorney is included in page 4
             of this Registration Statement

PAGE

                                             EXHIBIT 5.1
                                             ------------------


May 29, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

 Re:   Storage Technology Corporation
       Post-Effective Amendment to Form S-8 Registration Statement; File No.


Ladies and Gentlemen:

I have acted as counsel to Storage Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Post-Effective Amendment to Form S-8 Registration Statement, File No.
             , with the Securities and Exchange Commission, relating to the registration of an additional 1,400,000 shares (the "Shares") of the Company's Common Stock, $.10 par value per share, including rights to purchase Series
B Junior Participating Preferred Stock of the Company, reserved for issuance under the Company's Amended and Restated 1987 Employee Stock Purchase Plan (the "Plan"). Such Registration Statement is referred to herein as the "Registration Statement."

I have examined and relied upon originals or copies of such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and other documents as I have deemed relevant and necessary for the purpose of rendering this opinion. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals and the conformity to original documents of all documents submitted to me as copies.

On the basis of the foregoing examination and assumptions, and in reliance thereon, it is my opinion that, when sold in the manner contemplated by the Registration Statement, the Shares will be duly and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me and the use of my name in the Registration Statement and the Prospectus which is a part thereof, and all amendments to the Registration Statement. This opinion may not be quoted without my prior written consent.

Very truly yours,



Lizbeth J. Stenmark
Senior Counsel

PAGE

                                             EXHIBIT 23.1
                                             ------------


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (File No.          ) of Storage Technology Corporation
pertaining to the Storage Technology Corporation Amended and Restated 1987 Employee Stock Purchase Plan of our report dated February 20, 1998, appearing on page F-24 of Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 26, 1997.


PRICE WATERHOUSE LLP

Denver, Colorado
May 29, 1998